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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements of Nabors Industries, Inc. on Form S-8 (Registration Numbers 333-11313, 33-87322, 33-87324, 33-47521, 33-45097, 33-36229, 33-56000 and
33-54858) and on Form S-3 (Registration Numbers 333-20501 and 333-25233) of our report dated November 12, 1997 on our audits of the consolidated financial statements of Nabors Industries, Inc. and Subsidiaries as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which reports are included in this Annual Report on Form 10-K.

                                           COOPERS & LYBRAND L.L.P.


Houston, Texas
December 29, 1997